EMERGENCY MEETING OF THE SHAREHOLDERS FOR MAJORITY SHAREHOLDERS OF PLAYBOX (US), INC., a publicly held Wyoming Corporation (OTC – PYBX)

Pursuant to Wyoming Statute, 17-16-702, and the Restated Articles of Incorporation, Article II, 12., an Emergency Meeting of the Shareholders was held at 3:00 PM EST on August 19th[h], 2019. The sole shareholder present was Mr. Michael Hough.

Mr. Hough, as the sole attending shareholder has the following majority voting shares of Playbox US Inc.

The Purpose of the Meeting was to appoint a new Officers and Board of Directors for Playbox US, Inc. Authorization of the new Secretary to file amendment to Secretary of State and Notify the Transfer Agent of Corporation business and authorization to communicate with the Secretary.

A Vote was taken where the sole attending shareholder, Mr. Michael Hough, voted his 1,000,000,000 shares which represents 94.5% Percent of the voting control and approved the following:

RESOLVED the new Officers and Directors of the Company are:

Officers:

Darren Timmer – Secretary/Treasurer

Calvin Lucyshyn - CFO

Directors

Michael Shamber

John Versfelt

The Company new address is 185 Robinson Street, Suite 202, Simcoe, Ontario, N3Y5L6

Mr. Darren Timmer as Secretary is hereby empowered to take any and all legal actions on behalf of the company, including but not limited to, Notice of Correction of the Articles of Incorporation filed with the Wyoming Secretary of State; Authorization of the new Secretary to file amendment to Secretary of State and Notify the Transfer Agent of Corporation business and authorization to communicate with the Secretary.

RESOLVED: Michael Hough does hereby and herein resign as President, Secretary and Director of the Company immediately at the close of this meeting.

I, Michael Hough do hereby attest this is a true and correct copy of the Emergency Meeting of the Shareholders on August 19th, 2019 at 3:00 PM EST. A Recorded Copy of the Meeting was provided the shareholders via email.

Michael Hough

Mr. Michael Hough, President

SHAREHOLDER VOTE:

Matt Billington, Managing Member

Charged Investments, LLC.

STATE OF) Indiana

SS.

COUNTY OF) Adams

The foregoing instrument was acknowledged before me this 22 day of August, 2019 by Matthew Billington, who is personally known to me or has produced Drivers License Number 0340-16-5465 as identification.

0100-07-1092

My Commission Expires: 01/21/2024

Lori S. Liechty

Notary Public

Lori S. Liechty

Name of Notary typed or printed

Lori S. Liechty
Notary Public, State of Indiana
Adams County
Commission # 678578
My Commission Expires
January 21, 2024